Exhibit 99.2

HYATT INVESTOR DAY TO HIGHLIGHT ASSET-LIGHT TRANSFORMATION AND EXPECTATIONS FOR SIGNIFICANT EXPANSION IN FREE CASH FLOW

Reinstates Quarterly Dividend, Initiates at $0.15 Per Share

Announces $1,055 Million Increase in Share Repurchase Authorization, resulting in $1.5 Billion Total Share Repurchase Authorization

Provides Full-Year 2023 Financial Guidance inclusive of Net Income and Adjusted EBITDA; Outlines Illustrative Cumulative Free Cash Flow Expectations through 2025

CHICAGO, May 11, 2023 – At its Investor Day today, Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) intends to highlight the strategic actions the Company has taken to position it to become the preferred hospitality brand for high-end travelers in each segment that it serves, and the Company’s plans to build on its strong momentum to drive further growth and shareholder value.

Mark S. Hoplamazian, President and Chief Executive Officer of Hyatt, said, “Over the past several years, we have taken decisive actions to drive faster and more profitable growth by positioning Hyatt to become the preferred brand for the high-end traveler in each segment that we serve. We have launched and scaled new brands in high-growth segments, acquired asset-light, fee-based platforms with a focus on Luxury, Lifestyle and Resort, and invested in digital capabilities, all through a culture of agility and underpinned by our purpose. Taken together with the successful sell-down of a significant portion of our owned and leased assets, we believe we have great business momentum driving industry leading growth in rooms, fee revenue, and loyalty membership. We believe we are well positioned to build on our strong momentum and capitalize on global macro trends.”

Joan Bottarini, Chief Financial Officer of Hyatt, said, “With substantial free cash flow generated from asset-light earnings, together with cash generated from continued asset dispositions, we believe we will continue to have significant flexibility to invest in growth and return capital to shareholders, while maintaining our investment grade profile. We are also pleased to reinstate our quarterly dividend and increase our share repurchase authorization.”

At today’s Investor Day, Hyatt plans to highlight its asset light transformation and strategy for continued industry-leading growth and value creation:

•

The strategic transformation of Hyatt’s portfolio positions the Company to become the premier brand for the high-end guest in each segment and to benefit from global macro trends, including strong growth in and guest attraction to all-inclusive experiences, the durability of leisure travel and the growing momentum in group and business transient demand. Hyatt has focused its growth to position it to become the premier brand and the preferred loyalty program for high-end customers in each segment. Hyatt has increased its mix of Luxury, Lifestyle and Resort rooms to 44% of the portfolio in 2022, vs. 32% in 2017. The acquisitions of Miraval, Two Roads Hospitality, Apple Leisure Group, and Dream Hotel Group since 2017 have significantly increased Hyatt’s brand presence in the fast-growing categories of all-inclusive, lifestyle and wellbeing, and the planned acquisition of Mr & Mrs Smith, expected to close in the second quarter of 2023, will expand its brand presence in luxury. The end-to-end solutions and leading market share in luxury all-inclusive of Apple Leisure Group, the Company’s largest and most transformative acquisition, are fueling growth and loyalty. Hyatt is also strategically expanding its portfolio in Upper-Midscale and Upscale, including the recent announcement of the Hyatt Studios brand, to enable more travelers to choose Hyatt hotels in additional segments, for all of their travel needs. Hyatt’s strategy is working: Since 2017, Hyatt has grown loyalty members by 260%, more than double the growth of its next closest primary competitor during that period.

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Hyatt has taken decisive actions to position the Company as high-growth, asset-light, and free-cash flow generative. Hyatt has launched and scaled several new brands and acquired asset-light, high-growth platforms, while monetizing a significant portion of its owned and leased assets. Since the Company’s IPO in 2009, Hyatt has tripled its number of hotels, nearly tripled the number of hotel rooms and quadrupled the number of pipeline rooms. Over the same period, Hyatt has grown annual free cash flow to $473 million in 2022 from $60 million in 2009 and increased the percentage of asset-light earnings mix to 75% from 37%. Through continued disciplined execution of this strategy, Hyatt illustrates a path to $750M in free cash flow and more than 80% asset-light earnings mix by 2025. The Company’s asset-light, fee-driven model increases earnings strength and predictability while significantly reducing capital expenditures, which the Company expects will be reduced to a run-rate of approximately $100 million by 2025.

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Hyatt has significant flexibility to continue to invest in growth and return capital to shareholders. Hyatt expects to generate approximately $3.0 billion of cash through the combination of Free Cash Flow and net cash generated from asset dispositions cumulatively from 2023 to 2025. The Company intends to deploy this cash to continue investing in high-growth, asset-light platforms and return capital to shareholders. Hyatt has reinstated the Company’s quarterly dividend, declaring a cash dividend of $0.15 per share for the second quarter of 2023, payable on June 12, 2023, to shareholders of record as of May 30, 2023. The Company also announced a $1,055 million expansion in the Company’s share repurchase authorization, resulting in a $1.5 billion total repurchase authorization. Share repurchases will be contingent on the pacing of asset sales and potential investment opportunities for growth. Hyatt remains committed to maintaining an investment grade profile.

Hyatt is pleased to showcase the results of the strong execution of its talented teams and an impressive illustrative long-term 2025 outlook that the Company believes will lead to continued value creation for shareholders.

2023 Outlook

The Company is reaffirming and expanding upon its previously provided outlook for full year 2023:

Full Year 2023 vs. 2022
System-Wide RevPAR[1]	12% to 16%

Full Year 2023 vs. 2022
Net Rooms Growth	Approx. 6.0%

(in millions)	Full Year 2023
Net Income	Approx. $225
Adjusted EBITDA[2]	$1,020 – $1,070
Net Deferrals	Approx. $120
Net Financed Contracts	Approx. $60
Capital Expenditures	Approx. $200
Total Adjusted SG&A2	$480 - $490
One-Time Integration Costs[3]	Approx. $15
Free Cash Flow[2]	Approx. $550

1	RevPAR is based on constant currency whereby previous periods are translated based on the current period exchange rate. RevPAR percentage for 2023 vs. 2022 is based on comparable hotels.
2

Refer to the schedules attached to this release for a reconciliation of net income (loss) attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA, selling, general, and administrative expenses to Adjusted selling, general, and administrative expenses, and net cash provided by operating activities to Free cash flow.

3	One-time integration costs are related to acquisition activity and are included within Adjusted selling, general, and administrative expenses.

No disposition or acquisition activity beyond what has been completed as of the date of this release has been included in the 2023 Outlook. The Company’s long-term outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

About the Event and Live Webcast

The Company is hosting its 2023 Investor Day today at the luxury, all-inclusive Moxché Resort in Playa del Carmen, Mexico, with investors and analysts attending on site. Hyatt has created a highly personalized experience for its in-person guests enabling them to experience firsthand the Company’s purpose, to care for people so they can be their best. Additional stakeholders are invited to participate through the live webcast that can be accessed at Hyatt’s website investors.hyatt.com.

Webcast Replay

A replay of the meeting and the materials presented are available on the investor relations section of Hyatt’s website at investors.hyatt.com.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company guided by its purpose – to care for people so they can be their best. As of March 31, 2023, the Company’s portfolio included more than 1,250 hotels and all-inclusive properties in 75 countries across six continents. The Company’s offering includes brands in the Timeless Collection, including Park Hyatt®, Grand Hyatt®, Hyatt Regency®, Hyatt®, Hyatt Residence Club®, Hyatt Place®, Hyatt House®, Hyatt Studios, and UrCove; the Boundless Collection, including Miraval®, Alila®, Andaz®, Thompson Hotels®, Dream® Hotels, Hyatt Centric®, and Caption by Hyatt®; the Independent Collection, including The Unbound Collection by Hyatt®, Destination by Hyatt®, and JdV by Hyatt®; and the Inclusive Collection, including Hyatt Ziva®, Hyatt Zilara®, Zoëtry® Wellness & Spa Resorts, Secrets® Resorts & Spas, Breathless Resorts & Spas®, Dreams® Resorts & Spas, Hyatt Vivid Hotels & Resorts, Alua Hotels & Resorts®, and Sunscape® Resorts & Spas. Subsidiaries of the Company operate the World of Hyatt® loyalty program, ALG Vacations®, Unlimited Vacation Club®, Amstar DMC destination management services, and Trisept Solutions® technology services. For more information, please visit www.hyatt.com.

Forward-Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, outlook for 2023 and illustrative outlook for 2024 and 2025, growth trends, pipeline expectations, our positioning to be a preferred brand, our expected net income, our expected Adjusted EBITDA, our expected Adjusted SG&A expense, our expected capital expenditures, our expected net rooms growth, our expected system-wide RevPAR, our expected free cash flow, our planned cash dividend and related payment date, any future share repurchases under the additional repurchase authorization, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “outlook,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and the pace of economic recovery following economic downturns; global supply chain constraints and interruptions, rising costs of construction-related labor and materials, and increases in costs due to inflation or other factors that may not be fully offset by increases in revenues in our business; risks affecting the luxury, resort, and all-inclusive lodging segments; levels of spending in business, leisure, and group segments, as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to future bookings; loss of key personnel; domestic and international political and geo-political conditions, including political or civil unrest or changes in trade policy; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters, weather and climate-related events, such as earthquakes, tsunamis, tornadoes, hurricanes, droughts, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases, or fear of such outbreaks; the pace and consistency of recovery following the COVID-19 pandemic and the long-term effects of the pandemic, additional resurgence, or COVID-19 variants, including with respect to global and regional economic activity, travel limitations or bans, the demand for travel, transient and group business, and levels of consumer confidence; the ability of third-party owners, franchisees, or hospitality venture partners to successfully navigate the impacts of the COVID-19 pandemic, any additional resurgence, or COVID-19 variants or other pandemics, epidemics or other health crises; our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans, share repurchase program, and dividend payments, including a reduction in, or elimination or suspension of, repurchase activity or dividend payments; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party property owners, franchisees, and hospitality venture partners; the possible inability of third-party owners, franchisees, or development partners to access the capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations, including with respect to our acquisition of Apple Leisure Group and Dream Hotel Group and the successful integration of each business; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); our ability to successfully execute on our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values; declines in the value of our real estate assets; unforeseen terminations of our management or franchise agreements; changes in federal, state, local, or foreign tax law; increases in interest rates, wages, and other operating costs; foreign exchange rate fluctuations or currency restructurings; risks associated with the introduction of new brand concepts, including lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, including as a result of the COVID-19 pandemic, industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program and Unlimited Vacation Club paid membership program; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; violations of regulations or laws related to our franchising business and licensing businesses and our international operations; and other risks discussed in the Company’s filings with the SEC, including our annual report on Form 10-K, which filings are available from the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investor Contact

Noah Hoppe, 312.780.5991, noah.hoppe@hyatt.com

Media Contact

Franziska Weber, 312.780.6106, franziska.weber@hyatt.com

Hyatt Hotels Corporation

Reconciliation of Non-GAAP Financial Measure: Outlook: Income (Loss) Attributable to Hyatt Hotels Corporation to EBITDA and EBITDA to Adjusted EBITDA

No additional disposition or acquisition activity beyond what has been completed as of the date of this release has been included in the 2023 Outlook. The Company’s 2023 outlook and 2025 illustrative outlook are based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

(in millions)	2023 Outlook Ranges
	Low Case	High Case
Net income	$197	$255
Interest expense	127	127
Provision for income taxes	141	154
Depreciation and amortization	386	386

EBITDA	$850	$922

Contra Revenue	45	45
Costs incurred on behalf of managed and franchised properties, net of revenues for the reimbursement of costs	82	72
Equity (earnings) losses from unconsolidated hospitality ventures	—	—
Stock-based compensation expense	68	68
(Gains) on sales of real estate	—	—
Asset impairments	2	2
Other (income), net	(89)	(109)
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	61	69

Adjusted EBITDA	$1,020	$1,070

Net Deferrals	$120	$120
Net Financed Contracts	$60	$60

(in millions)	2025 Illustrative Outlook Ranges
	Low Case	High Case
Net income	$251	$419
Interest expense	130	130
Provision for income taxes	222	316
Depreciation and amortization	336	336

EBITDA	$939	$1,201

Contra Revenue	58	58
Costs incurred on behalf of managed and franchised properties, net of revenues for the reimbursement of costs	54	24
Equity (earnings) losses from unconsolidated hospitality ventures	—	—
Stock-based compensation expense	74	74
(Gains) on sales of real estate	—	—
Asset impairments	—	—
Other (income), net	(79)	(119)
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	63	71

Adjusted EBITDA	$1,110	$1,310

Net Deferrals	$120	$120
Net Financed Contracts	$70	$70

Hyatt Hotels Corporation

Reconciliation of Non-GAAP Financial Measure: Outlook: SG&A Expenses to Adjusted SG&A Expenses

No additional disposition or acquisition activity beyond what has been completed as of the date of this release has been included in the forecast. The Company’s outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results. Results of operations as presented on the condensed consolidated statements of income (loss) include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in SG&A expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to our earnings (losses). SG&A expenses also include expenses related to stock-based compensation. Below is a reconciliation of this forecasted measure excluding the impact of our rabbi trust investments and forecasted stock-based compensation expense.

(in millions)	2023 Outlook Ranges
	Low Case	High Case
SG&A Expenses	$546	$556
Less: Rabbi Trust Impact (a)	—	—
Less: Stock Based Compensation Expense	(66)	(66)

Adjusted SG&A Expenses	$480	$490

(a)	Impact of rabbi trust is not forecasted for the year ended December 31, 2023 as performance of underlying invested assets is not estimable.

Hyatt Hotels Corporation

Reconciliation of Non-GAAP Financial Measure: Outlook: Net cash provided by operating activities to Free cash flow

No disposition or acquisition activity beyond what has been completed as of the date of this release has been included in the 2023 Outlook. The Company’s 2023 outlook and 2025 illustrative outlook are based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

(in millions)
	2009	2022
Net Cash Provided by Operating Activities	$276	$674
Capital Expenditures	(216)	(201)

Free Cash Flow	$60	$473

(in millions)	2023 Outlook Ranges
	Low Case	High Case
Net Cash Provided by Operating Activities	$725	$775
Capital Expenditures	(200)	(200)

Free Cash Flow	$525	$575

(in millions)	2025 Illustrative Outlook Ranges
	Low Case	High Case
Net Cash Provided by Operating Activities	$750	$950
Capital Expenditures	(100)	(100)

Free Cash Flow	$650	$850

Hyatt Hotels Corporation

Definitions

Adjusted Earnings Before Interest Expense, Taxes, Depreciation, and Amortization (Adjusted EBITDA) and EBITDA

We use the terms Adjusted EBITDA and EBITDA throughout this earnings release. Adjusted EBITDA and EBITDA, as we define them, are non-GAAP measures. We define consolidated Adjusted EBITDA as net income (loss) attributable to Hyatt Hotels Corporation plus our pro rata share of unconsolidated owned and leased hospitality ventures’ Adjusted EBITDA based on our ownership percentage of each owned and leased venture, adjusted to exclude the following items:

•	interest expense;

•	benefit (provision) for income taxes;

•	depreciation and amortization;

•	amortization of management and franchise agreement assets and performance cure payments, which constitute payments to customers (Contra revenue);

•	revenues for the reimbursement of costs incurred on behalf of managed and franchised properties;

•	costs incurred on behalf of managed and franchised properties that we intend to recover over the long term;

•	equity earnings (losses) from unconsolidated hospitality ventures;

•	stock-based compensation expense;

•	gains (losses) on sales of real estate and other;

•	asset impairments; and

•	other income (loss), net.

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments and eliminations to corporate and other Adjusted EBITDA.

Our board of directors and executive management team focus on Adjusted EBITDA as one of the key performance and compensation measures both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations both on a segment and on a consolidated basis. Our President and Chief Executive Officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA, or some combination of both.

We believe Adjusted EBITDA is useful to investors because it provides investors with the same information that we use internally for purposes of assessing our operating performance and making compensation decisions and facilitates our comparison of results with results from other companies within our industry.

Adjusted EBITDA excludes certain items that can vary widely across different industries and among companies within the same industry, including interest expense and benefit (provision) for income taxes, which are dependent on company specifics, including capital structure, credit ratings, tax policies, and jurisdictions in which they operate; depreciation and amortization, which are dependent on company policies including how the assets are utilized as well as the lives assigned to the assets; Contra revenue, which is dependent on company policies and strategic decisions regarding payments to hotel owners; and stock-based compensation expense, which varies among companies as a result of different compensation plans companies have adopted. We exclude revenues for the reimbursement of costs and costs incurred on behalf of managed and franchised properties which relate to the reimbursement of payroll costs and for system-wide services and programs that we operate for the benefit of our hotel owners as contractually we do not provide services or operate the related programs to generate a profit over the terms of the respective contracts. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Therefore, we exclude the net impact when evaluating period-over-period changes in our operating results. Adjusted EBITDA includes costs incurred on behalf of our managed and franchised properties related to system-wide services and programs that we do not intend to recover from hotel owners. Finally, we exclude other items that are not core to our operations, such as asset impairments and unrealized and realized gains and losses on marketable securities.

Adjusted EBITDA and EBITDA are not substitutes for net income (loss) attributable to Hyatt Hotels Corporation, net income (loss), or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA and EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income (loss) generated by our business. Our management compensates for these limitations by referencing our GAAP results and using Adjusted EBITDA supplementally.

Asset Light Earnings Mix

Asset-Light Earnings Mix is calculated as Adjusted EBITDA from the Americas Management and Franchising Segment, ASPAC Management and Franchising Segment, EAME Management and Franchising Segment, and Apple Leisure Group Segment plus Net Deferrals and Net Financed Contracts divided by Adjusted EBITDA, excluding Corporate & Other and Eliminations, plus Net Deferrals and Net Financed Contracts. Our management uses this calculation to assess the composition of the Company’s earnings.

Adjusted Selling, General, and Administrative (SG&A) Expenses

Adjusted SG&A expenses, as we define it, is a non-GAAP measure. Adjusted SG&A expenses exclude the impact of deferred compensation plans funded through rabbi trusts and stock-based compensation expense. Adjusted SG&A expenses assist us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations, both on a segment and consolidated basis.

Revenue per Available Room (RevPAR)

RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in our industry.

RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs, including housekeeping services, utilities, and room amenity costs, and could also result in increased ancillary revenues, including food and beverage. In contrast, changes in average room rates typically have a greater impact on margins and profitability as average room rate changes result in minimal impacts to variable operating costs.

Net Financed Contracts

Net Financed Contracts represent Unlimited Vacation Club contracts signed during the period for which an initial cash down payment has been received and the remaining balance is contractually due in monthly installments over an average term of less than 4 years. The Net Financed Contract balance is calculated as the unpaid portion of membership contracts reduced by expenses related to fulfilling the membership program contracts and further reduced by an allowance for future estimated uncollectible installments. Net Financed Contract balances are not reported on our consolidated balance sheets as our right to collect future installments is conditional on our ability to provide continuous access to member benefits at ALG resorts over the contract term, and the associated expenses to fulfill the membership contracts become liabilities of the Company only after the installments are collected. We believe Net Financed Contracts is useful to investors as it represents an estimate of future cash flows due in accordance with contracts signed in the current period. At March 31, 2023, the Net Financed Contract balance not recorded on our condensed consolidated balance sheet was $203 million.

Net Deferrals

Net Deferrals represent the change in contract liabilities associated with the Unlimited Vacation Club membership contracts less the change in deferred cost assets associated with the contracts. The contract liabilities and deferred cost assets are recognized as revenue and expense, respectively, on our condensed consolidated statements of income (loss) over the customer life, which ranges from 3 to 25 years.

Free Cash Flow

Free cash flow represents net cash provided by operating activities less capital expenditures. We believe free cash flow to be a useful liquidity measure to us and investors to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions and investments, as well as our ability to return cash to shareholders through dividends and share repurchases. Free cash flow is not necessarily a representation of how we will use excess cash. Free cash flow is not a substitute for net cash provided by operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as free cash flow and management compensates for these limitations by referencing our GAAP results and using free cash flow supplementally.

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